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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 11, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of The Monarch Machine Tool Company, which is incorporated by reference in The Monarch Machine Tool Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 11, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhousCoopers LLP
Dayton, Ohio
August 26, 1999